AIM STRUCTURED CORE FUND                                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   2/28/2010
FILE NUMBER :        811-09913
SERIES NO.:          7

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $    34
        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $     1
          Class C               $     2
          Class R               $    12
          Class Y               $     4
          Investor Class        $ 1,553
          Institutional Class   $   446

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                0.1196
        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class B                0.0353
          Class C                0.0353
          Class R                0.1042
          Class Y                0.1348
          Investor Class         0.1196
          Institutional Class    0.1361

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                   266
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    28
          Class C                    49
          Class R                   203
          Class Y                    29
          Investor Class         12,357
          Institutional Class     3,225

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  6.84
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  6.79
          Class C               $  6.79
          Class R               $  6.82
          Class Y               $  6.86
          Investor Class        $  6.86
          Institutional Class   $  6.86